Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Flushing Financial Corporation
Uniondale, New York

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Flushing Financial Corporation of our reports dated March 16, 2021, relating to the consolidated financial statements of Flushing Financial Corporation and the effectiveness of Flushing Financial Corporation’s internal control over financial reporting, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ BDO USA, LLP

BDO USA, LLP
New York, New York

June 17, 2021